Exhibit 24.1
POWER OF ATTORNEY
OFFICERS AND DIRECTORS OF
ADVANCED DRAINAGE SYSTEMS, INC.
Each of the undersigned officers and/or directors of Advanced Drainage Systems, Inc., a Delaware corporation, hereby constitutes and appoints Scott A. Cottrill, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign for the undersigned in any and all capacities the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 under the Securities Exchange Act of 1934, as amended, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report on Form 10-K shall comply with the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this instrument has been duly executed as of the 17th day of May, 2023.

	Signature	Title

	/s/ D. Scott Barbour	Director, President and Chief Executive Officer (Principal Executive Officer)
D. Scott Barbour

	/s/ Robert M. Eversole	Chairman of the Board of Directors and Director
Robert M. Eversole

	/s/ Anesa T. Chaibi	Director
Anesa T. Chaibi

	/s/ Michael B. Coleman	Director
Michael B. Coleman

	/s/ Alexander R. Fischer	Director
Alexander R. Fischer

	/s/ Tanya Fratto	Director
Tanya Fratto

	/s/ Kelly S. Gast	Director
Kelly S. Gast

	/s/ M.A. (Mark) Haney	Director
M.A. (Mark) Haney

	/s/ Ross M. Jones	Director
Ross M. Jones

	/s/ Carl A. Nelson, Jr.	Director
Carl A. Nelson, Jr.

	/s/ Manuel J. Perez de la Mesa	Director
Manuel J. Perez de la Mesa

	/s/ Anil Seetharam	Director
Anil Seetharam

By:	/s/ Scott A. Cottrill
Scott A. Cottrill, Attorney-in-fact